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                                                                   EXHIBIT 10(P)

                                                                          , 1994

Mr.

Dear

  In consideration of your agreement to be employed in a key executive position with Scott Paper Company ("Scott"), Scott agrees, in the event of your involuntary termination/(1)/ from Scott, or a Change of Control as that term is defined in Scott's 1994 Long-Term Incentive Plan, to pay you in a lump sum, within 30 days of the effective date of the termination or change of control, an amount equal to your then-current annual salary plus an amount determined by multiplying your preceding year's bonus under the Scott Performance Plan, or any replacement or other annual incentive plan, by a fraction, the numerator of which is the number of days you are employed during the then-current year and the denominator of which is 365.

  You will not be entitled to any benefit under Scott's Termination Pay Plan for Salaried Employees or any replacement severance pay program. During the year following your termination, you will be obligated to reimburse Scott for any unemployment compensation you apply for and receive.

  Please acknowledge your receipt and agreement to the terms of this letter by your signature below.

                                        Very truly yours,

                                        A. J. Dunlap
                                        Chairman and Chief Executive Officer

Accepted and Agreed:

_____________________________

DATE:
    _________________________

/(1)/ An "involuntary termination" excludes a separation which is voluntary, on account of death, retirement or serious misconduct.